Cornerstone OnDemand Announces Second Quarter 2017 Financial Results

SANTA MONICA, Calif. – August 3, 2017 – Human capital management software provider Cornerstone OnDemand, Inc. (NASDAQ: CSOD) today announced results for its second quarter ended June 30, 2017. A summary of the Company’s Operational and Financial Highlights is available on the Company’s Investor Relations website at http://investors.cornerstoneondemand.com.
“In the second quarter, we closed what we expect will become the largest contract in the history of the Company with the U.S. Postal Service to support their more than 600,000 employees,” said Adam Miller, the Company’s President and CEO. “We believe the breadth of our platform, the enormous size of our total addressable market and our substantial global distribution will enable us to reach our goal of $1 billion in sales, without the need to enter new markets or develop new product categories.”
Second Quarter 2017 Results:

•
Revenue for the second quarter of 2017 was $116.7 million, representing a 9.0% increase compared to the same period in 2016. Revenue growth on a constant currency basis represented a 12.7% increase compared to the prior year.[1]

•
Billings were $119.0 million for the second quarter of 2017, representing a 11.9% increase compared to the same period in 2016.[1] Billings growth on a constant currency basis represented a 6.4% increase compared to the prior year.[1]

•
The Company’s operating loss for the second quarter of 2017 was $(18.6) million, yielding an operating loss margin of (15.9)%, compared to an operating loss of $(15.1) million, yielding an operating loss margin of (14.1)%, for the second quarter of 2016.

•
Non-GAAP operating income for the second quarter of 2017 was $1.2 million, yielding a non-GAAP operating income margin of 1.1%, compared to a non-GAAP operating income of $0.2 million, yielding a non-GAAP operating income margin of 0.1%, for the second quarter of 2016.[1]

•
The Company’s net loss for the second quarter of 2017 was $(21.3) million, or a $(0.37) diluted net loss per share, compared to a net loss of $(17.6) million, or a $(0.32) diluted net loss per share, for the second quarter of 2016.

•
Non-GAAP net income for the second quarter of 2017 was $0.9 million, or a $0.02 non-GAAP diluted net income per share, compared to a non-GAAP net loss of $(0.1) million, or a $0.00 non-GAAP diluted net loss per share, for the second quarter of 2016.[1]

•	Free cash flow for the second quarter of 2017 was $(5.0) million compared to free cash flow of $(1.7) million for the second quarter of 2016.[1]
“Our second quarter performance further highlighted our commitment to profitability with Q2 marking the first time in which we achieved two consecutive quarters of non-GAAP net income,” said Brian Swartz, the Company’s CFO. “While our operational excellence initiatives have already demonstrated strong progress, we believe they will continue to drive margin improvement into the future.”
Recent Highlights:

•
Commvault, a global leader in enterprise backup, recovery, archive and cloud management, uses the Company’s learning and performance management software to support its overall goal of unlocking employee potential through continuous learning and development.

•
Sylvan Learning, a global franchise organization focused on personalized instruction and tutoring, plans to use the Company’s software to facilitate training and social collaboration across its more than 750 franchise and corporate-owned locations worldwide.

•	The Company announced plans to reimagine workplace learning with the launch of a learning experience platform and a new subscription content offering tied to the Cornerstone Learning suite.

•
The Company announced the addition of two new people analytics applications, Cornerstone Engage (offered in the Cornerstone Performance suite) and Cornerstone Benchmark (offered in the Cornerstone HR suite), designed to give organizations deeper, real-time insight into their workforce. Both products enable HR and business leaders to make more strategic talent decisions that can have a positive impact on business results.

•	The Company introduced Cornerstone Realize, a smarter, accelerated and simplified software implementation service that transforms a pivotal part of the overall client experience.

•
The Company announced that Steffan Tomlinson, chief financial officer of Palo Alto Networks, Inc., and Dean Carter, vice president of human resources and shared services of Patagonia, Inc., have been elected to its board of directors.

•	The Company ended the second quarter of 2017 with 3,076 clients and more than 32.1 million users.[2]
Financial Outlook:
The following outlook is based on information available as of the date of this press release and is subject to change in the future. For the third quarter ending September 30, 2017, the Company provides the following outlook:

•	Revenue between $117.0 million and $120.0 million, representing year-over-year growth at the mid-point of 10%[3], or 10%[4] on a constant currency basis.
For the year ending December 31, 2017, the Company provides the following outlook:

•	Revenue between $477.0 million and $487.0 million, representing year-over-year growth at the mid-point of 14%[5], or 16%[6] on a constant currency basis.

•	Non-GAAP operating margin of approximately 6% of revenue.

•	Free cash flow margin of approximately 6% to 7% of revenue.
The Company has not reconciled the guidance for non-GAAP operating margin to the corresponding GAAP measures because it does not provide guidance for such GAAP measure and would not be able to present the reconciling items between such GAAP and non-GAAP measure without unreasonable efforts. For non-GAAP operating margin, the Company excludes stock-based compensation expense, which is impacted by factors that are outside of the Company’s control and can be difficult to predict. The actual amount of stock-based compensation expense in the third quarter ending September 30, 2017 and the year ending December 31, 2017 will have a significant impact on the Company’s GAAP operating margin.

1
Billings, financial measures presented on a constant currency basis, non-GAAP operating income, non-GAAP operating income margin, non-GAAP net income (loss), non-GAAP diluted net income (loss) per share, free cash flow and free cash flow margin are non-GAAP financial measures. Please see the discussion in the section titled “Non-GAAP Financial Measures” and the reconciliations at the end of this press release.

2
Includes contracted clients and active users of our enterprise human capital management platform and excludes clients and users of our Cornerstone for Salesforce and Cornerstone Growth Edition products.

In order to translate the financial outlook for entities reporting in British pounds (GBP) to United States dollars (USD), the following exchange rates have been applied:
3	Exchange rate applied to revenue for the third quarter of 2017	$1.31 USD per GBP
4	Exchange rate from the third quarter of 2016 applied to calculate revenue growth for the third quarter of 2017 on a constant currency basis	$1.31 USD per GBP
5	Exchange rate applied to revenue for fiscal 2017	$1.31 USD per GBP
6	Exchange rate from fiscal 2016 applied to calculate revenue growth for fiscal 2017 on a constant currency basis	$1.35 USD per GBP

Quarterly Conference Call
Cornerstone OnDemand, Inc. will host a conference call to discuss its second quarter 2017 results at 2:00 p.m. PT (5:00 p.m. ET) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Investor Relations website at http://investors.cornerstoneondemand.com. The live call can be accessed by dialing (877) 445-4619 (U.S.) or (484) 653-6763 (outside the U.S.) and referencing passcode: 54113332. A replay of the call will also be available at http://investors.cornerstoneondemand.com/investors/news-and-events/events/default.aspx or via telephone until 11:59 p.m. PT on August 6, 2017 by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode: 54113332.
About Cornerstone OnDemand
Cornerstone OnDemand, Inc. (NASDAQ: CSOD) is a global leader in cloud-based learning and human capital management software. The Company’s solutions help organizations realize the potential of the modern workforce. From recruitment, onboarding, training and collaboration, to performance management, compensation, succession planning, people administration and analytics, Cornerstone is designed to enable a lifetime of learning and development that is fundamental to the growth of employees and organizations.
Based in Santa Monica, California, the Company’s solutions are used by 3,076 clients worldwide, spanning more than 32.1 million users across 192 countries and in 43 languages. To learn more about Cornerstone, visit us on Twitter, Facebook and our blog. www.cornerstoneondemand.com
Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand, Inc.
Forward-looking Statements
This press release and the quarterly conference call referenced above contain forward-looking statements, including, but not limited to, statements regarding our future financial and operating performance, including our GAAP and non-GAAP guidance, the growth of the human capital management and learning market, our business strategy, plans and objectives for future operations, the demand for and benefits from the use of our current and future solutions both domestically and internationally, the opportunity to upsell to our existing clients, the timing and release of new solutions and the success of such solutions, our ability to realize potential benefits from our recent operational excellence initiatives, our expectations regarding revenue resulting from our contracts and general business conditions. Any forward-looking statements contained in this press release or the quarterly conference call are based upon our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to attract new clients; the extent to which clients renew their subscriptions for our solutions; the timing of when consulting services are delivered to new and existing clients by our services organization and implementation subcontractors; the complexity of deployments and product implementations, which can impact the timing of when revenue is recognized from new and existing clients; our ability to compete as the human capital management provider for organizations of all sizes; changes in the proportion of our client base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; our ability to expand our enterprise and mid-market sales teams; our ability to maintain stable and consistent quota attainment rates; our ability to exploit Big Data to drive increased demand for our products; continued strong demand for human capital management in the U.S., Europe, Asia Pacific and Latin America; the timing and success of efforts to increase operational efficiency; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the impact of foreign exchange rates, including as a result of the “Brexit” vote in the United Kingdom; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; problems caused by security breaches; costs and reputational harm that could result from defects in our solutions; the success of our strategic relationships with third parties; the loss of any of our key employees and our ability to locate qualified replacements; failure to protect our intellectual property; acts of terrorism or other vandalism, war or natural disasters; changes in current tax or accounting rules; legal or political changes in local or foreign jurisdictions that decrease demand for, or restrict our ability to sell or provide, our products; and unanticipated costs or liabilities related to businesses that we acquire. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include (i) non-GAAP cost of revenue, which is defined as cost of revenue less amortization of intangible assets and stock-based compensation, (ii) billings, which are defined as revenue plus the change in total deferred revenue as presented on the Consolidated Balance Sheets, (iii) free cash flow, which is defined as net cash used in operating activities minus capital expenditures and capitalized software costs, (iv) free cash flow margin, which is defined as free cash flow divided by revenue (v) non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share, which exclude, for the periods in which they are presented, stock-based compensation, amortization of intangible assets, accretion of debt discount and amortization of debt issuance costs, unrealized fair value adjustment on strategic investment, and excludes the impacts of unamortized stock-based compensation expense in applying the treasury method for determining the non-GAAP weighted average number of dilutive shares outstanding, (vi) non-GAAP gross profit and non-GAAP gross margin, which exclude stock-based compensation and amortization of intangible assets reflected in cost of revenue, (vii) non-GAAP operating income (loss) and non-GAAP operating income (loss) margin, which are defined as loss from operations excluding stock-based compensation and amortization of intangible assets, (viii) non-GAAP operating expenses, which exclude stock-based compensation and amortization of intangible assets, and (ix) non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, each of which excludes stock-based compensation attributable to the corresponding GAAP financial measures. In addition, the Company discloses revenue and billings growth on a constant currency basis. To present amounts on a constant currency basis, current period results for entities reporting in functional currencies other than the United States dollar are translated into the United States dollar at the prior period exchange rates as opposed to the actual exchange rates in effect for the current period. The Company presents constant currency information to provide a framework for assessing how its underlying business performed excluding the effect of foreign currency fluctuations.
The Company’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating the Company’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. In addition, the Company believes that the following non-GAAP adjustments are useful to management and investors for the following reasons:

•
Stock-based compensation. The Company excludes stock-based compensation expense because it is non-cash in nature, and management believes that its exclusion provides additional insight into the Company’s operational performance and also provides a useful comparison of the Company’s operating results to prior periods and its peer companies. Additionally, determining the fair value of certain stock-based awards involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of such awards.

•
Amortization of intangible assets. The Company excludes amortization of acquired intangible assets because the expense is a non-cash item and management believes that its exclusion provides meaningful supplemental information regarding the Company’s operational performance and allows for a useful comparison of its operating results to prior periods and its peer companies.

•
Accretion of debt discount and amortization of debt issuance costs. Under GAAP, the Company is required to separately account for liability and equity components of the senior convertible notes that were issued in June 2013. Accordingly, for GAAP purposes, the Company is required to recognize the effective interest expense on its senior convertible notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs are excluded from management’s assessment of the Company’s operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. In addition, the exclusion of these items provides a useful comparison of the Company’s operating results to prior periods and its peer companies.

•
Fair value adjustment on strategic investments. The Company views the increase or decrease in fair value of its strategic investments as not indicative of operational performance during any particular period and believes that the exclusion of these gains or losses provides investors with a supplemental view of the Company’s operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. For prior periods, a reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Cornerstone OnDemand, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$107,002	$83,300
Short-term investments	202,952	218,791
Accounts receivable, net	119,166	136,657
Deferred commissions	34,968	36,298
Prepaid expenses and other current assets	23,807	18,467
Total current assets	487,895	493,513

Capitalized software development costs, net	35,915	30,683
Property and equipment, net	22,946	23,962
Long-term investments	19,022	41,046
Intangible assets, net	2,986	7,421
Goodwill	25,894	25,894
Other assets, net	2,741	1,110
Total Assets	$597,399	$623,629

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$13,467	$24,392
Accrued expenses	41,124	47,619
Deferred revenue, current portion	254,279	272,206
Convertible notes, net	243,171	—
Other liabilities	5,551	2,094
Total current liabilities	557,592	346,311

Convertible notes, net	—	238,435
Other liabilities, non-current	1,663	1,794
Deferred revenue, net of current portion	8,587	10,126
Total liabilities	567,842	596,666

Stockholders’ Equity:
Common stock	6	6
Additional paid-in capital	518,418	476,230
Accumulated deficit	(491,195)	(453,719)
Accumulated other comprehensive income	2,328	4,446
Total stockholders’ equity	29,557	26,963
Total Liabilities and Stockholders’ Equity	$597,399	$623,629

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue	$116,651	$107,013	$228,233	$206,337
Cost of revenue [1,2]	35,321	35,955	69,270	67,605
Gross profit	81,330	71,058	158,963	138,732
Operating expenses:
Sales and marketing [1]	62,073	57,835	118,967	114,536
Research and development [1]	14,684	11,782	28,095	22,797
General and administrative [1]	23,141	16,538	43,617	33,003
Amortization of certain acquired intangible assets	—	—	—	150
Total operating expenses	99,898	86,155	190,679	170,486
Loss from operations	(18,568)	(15,097)	(31,716)	(31,754)
Other income (expense):
Interest income	659	385	1,272	731
Interest expense	(3,340)	(3,217)	(6,642)	(6,407)
Other, net	348	482	545	2,275
Other income (expense), net	(2,333)	(2,350)	(4,825)	(3,401)
Loss before income tax provision	(20,901)	(17,447)	(36,541)	(35,155)
Income tax provision	(364)	(141)	(935)	(676)
Net loss	$(21,265)	$(17,588)	$(37,476)	$(35,831)
Net loss per share, basic and diluted	$(0.37)	$(0.32)	$(0.66)	$(0.65)
Weighted average common shares outstanding, basic and diluted	56,935	55,278	56,789	55,053

1	Includes stock-based compensation as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Cost of revenue	$1,203	$1,170	$2,413	$2,262
Sales and marketing	6,792	6,266	13,546	12,445
Research and development	2,397	1,846	4,499	3,633
General and administrative	7,206	3,726	12,989	7,664
Total	$17,598	$13,008	$33,447	$26,004

2	Cost of revenue includes amortization of intangibles as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Cost of revenue	$2,217	$2,231	$4,434	$4,687

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net loss	$(21,265)	$(17,588)	$(37,476)	$(35,831)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	8,650	7,893	17,978	15,451
Accretion of debt discount and amortization of debt issuance costs	2,383	2,268	4,736	4,509
Purchased investment premium, net of amortization	252	352	407	562
Net foreign currency gain	(615)	(224)	(1,145)	(1,210)
Stock-based compensation expense	17,598	13,008	33,447	26,004
Changes in operating assets and liabilities:
Accounts receivable	(18,886)	(16,567)	19,371	(1,178)
Deferred commissions	291	(231)	2,009	1,724
Prepaid expenses and other assets	3,213	781	(4,220)	(2,549)
Accounts payable	3,798	3,638	(10,687)	(2,680)
Accrued expenses	6,346	7,036	(7,430)	(5,888)
Deferred revenue	(1,396)	3,868	(24,033)	(9,323)
Other liabilities	1,255	(494)	1,432	(705)
Net cash provided by (used in) operating activities	1,624	3,740	(5,611)	(11,114)
Cash flows from investing activities:
Purchases of investments	(9,200)	(44,971)	(86,481)	(61,514)
Maturities of investments	57,835	57,009	123,322	77,195
Capital expenditures	(1,042)	(1,901)	(3,740)	(3,361)
Capitalized software costs	(5,606)	(3,585)	(11,362)	(8,227)
Net cash provided by investing activities	41,987	6,552	21,739	4,093
Cash flows from financing activities:
Principal payments under capital lease obligations	—	—	—	(33)
Proceeds from employee stock plans	2,838	8,392	6,311	12,476
Net cash provided by financing activities	2,838	8,392	6,311	12,443
Effect of exchange rate changes on cash and cash equivalents	693	(636)	1,263	(538)
Net increase in cash and cash equivalents	47,142	18,048	23,702	4,884
Cash and cash equivalents at beginning of period	59,860	94,527	83,300	107,691
Cash and cash equivalents at end of period	$107,002	$112,575	$107,002	$112,575
Supplemental cash flow information:
Cash paid for interest	$—	$—	$1,898	$1,898
Cash paid for income taxes	340	376	988	1,096
Proceeds from employee stock plans received in advance of stock issuance	508	202	508	202
Non-cash investing and financing activities:
Assets acquired under capital leases and other financing arrangements	$1,824	$—	$1,824	$—
Capitalized assets financed by accounts payable and accrued expenses	2,631	902	2,631	902
Capitalized stock-based compensation	1,336	941	2,471	1,885

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF COST OF REVENUE TO NON-GAAP COST OF REVENUE, GROSS PROFIT AND GROSS MARGIN TO NON-GAAP GROSS PROFIT AND NON-GAAP GROSS MARGIN, LOSS FROM OPERATIONS TO NON-GAAP OPERATING INCOME (LOSS) AND OPERATING MARGIN TO NON-GAAP OPERATING INCOME (LOSS) MARGIN
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Reconciliation of cost of revenue, gross profit and gross margin:
Revenue	$116,651	$107,013	$228,233	$206,337
Cost of revenue	35,321	35,955	69,270	67,605
Gross profit	$81,330	$71,058	$158,963	$138,732
Gross margin	69.7%	66.4%	69.6%	67.2%

Cost of revenue	$35,321	$35,955	$69,270	$67,605
Adjustments to cost of revenue:
Amortization of intangible assets	(2,217)	(2,231)	(4,434)	(4,687)
Stock-based compensation	(1,203)	(1,170)	(2,413)	(2,262)
Total adjustments to cost of revenue	(3,420)	(3,401)	(6,847)	(6,949)
Non-GAAP costs of revenue	31,901	32,554	62,423	60,656
Non-GAAP gross profit	$84,750	$74,459	$165,810	$145,681
Non-GAAP gross margin	72.7%	69.6%	72.6%	70.6%

Reconciliation of operating income (loss) and operating income (loss) margin:
Loss from operations	$(18,568)	$(15,097)	$(31,716)	$(31,754)
Operating margin	(15.9)%	(14.1)%	(13.9)%	(15.4)%
Adjustments to loss from operations:
Stock-based compensation	17,598	13,008	33,447	26,004
Amortization of intangible assets	2,217	2,239	4,434	4,845
Total adjustments to loss from operations	19,815	15,247	37,881	30,849
Non-GAAP operating income (loss)	$1,247	$150	$6,165	$(905)
Non-GAAP operating income (loss) margin	1.1%	0.1%	2.7%	(0.4)%

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF NET LOSS TO NON-GAAP NET INCOME (LOSS) AND NON-GAAP NET INCOME (LOSS) PER SHARE
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net loss	$(21,265)	$(17,588)	$(37,476)	$(35,831)
Adjustments to net loss
Stock-based compensation	17,598	13,008	33,447	26,004
Amortization of intangible assets	2,217	2,239	4,434	4,845
Accretion of debt discount and amortization of debt issuance costs [1]	2,383	2,268	4,736	4,509
Fair value adjustment on strategic investments [2]	—	—	600	150
Total adjustments to net loss	22,198	17,515	43,217	35,508
Non-GAAP net income (loss)	$933	$(73)	$5,741	$(323)
Non-GAAP basic net income (loss) per share	$0.02	$—	$0.10	$(0.01)
Non-GAAP diluted net income (loss) per share	$0.02	$—	$0.09	$(0.01)
Weighted-average common shares outstanding, basic	56,935	55,278	56,789	55,053
Non-GAAP weighted-average common shares outstanding, diluted	62,103	55,278	61,897	55,053

1
Debt discount accretion and debt issuance cost amortization has been recorded in connection with our issuance of $253.0 million in convertible notes on June 17, 2013. These expenses represent non-cash charges that have been recorded in accordance with the authoritative accounting literature for such transactions.

2	Fair value adjustment recorded for our strategic investments in privately-held companies.

Cornerstone OnDemand, Inc.
CALCULATIONS OF BILLINGS
(in thousands)
(unaudited)

	Deferred Revenue Balance	Three Months Ended March 31, 2017

Revenue		$116,651
Deferred revenue at March 31, 2017	$260,486
Deferred revenue at June 30, 2017	262,866
Change in deferred revenue		2,380
Billings		$119,031

	Deferred Revenue Balance	Three Months Ended March 31, 2016

Revenue		$107,013
Deferred revenue at March 31, 2016	$236,510
Deferred revenue at June 30, 2016	235,834
Change in deferred revenue		(676)
Billings		$106,337

Percentage period-over-period increase in billings for the three months ended June 30, 2017		11.9%
Percentage period-over-period increase in billings on a constant currency basis for the three months ended June 30, 2017 [1]		6.4%
Percentage period-over-period increase in revenue for the three months ended June 30, 2017		9.0%
Percentage period-over-period increase in revenue on a constant currency basis for the three months ended June 30, 2017 [1]		12.7%

	Deferred Revenue Balance	Six Months Ended June 30, 2017

Revenue		$228,233
Deferred revenue at December 31, 2016	$282,332
Deferred revenue at June 30, 2017	262,866
Change in deferred revenue		(19,466)
Billings		$208,767

	Deferred Revenue Balance	Six Months Ended June 30, 2016

Revenue		$206,337
Deferred revenue at December 31, 2015	$252,139
Deferred revenue at June 30, 2016	235,834
Change in deferred revenue		(16,305)
Billings		$190,032

Percentage period-over-period increase in billings for the six months ended June 30, 2017		9.9%
Percentage period-over-period increase in billings on a constant currency basis for the six months ended June 30, 2017 [1]		6.5%
Percentage period-over-period increase in revenue for the six months ended June 30, 2017		10.6%
Percentage period-over-period increase in revenue on a constant currency basis for the six months ended June 30, 2017 [1]		14.9%

1
We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency fluctuations. To present this information, current period results for entities reporting in British pounds are translated into the United States dollars at the prior period exchange rates of $1.43 USD per GBP for the three months ended June 30, 2017 and $1.43 USD per GBP for the six months ended June 30, 2017, as opposed to the actual exchange rates in effect for the current period of $1.28 USD per GBP for the three months ended June 30, 2017 and $1.26 USD per GBP for the six months ended June 30, 2017.

Cornerstone OnDemand, Inc.
RECONCILIATION OF NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW AND FREE CASH FLOW MARGIN
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net cash (used in) provided by operating activities	$1,624	$3,740	$(5,611)	$(11,114)
Capital expenditures	(1,042)	(1,901)	(3,740)	(3,361)
Capitalized software costs	(5,606)	(3,585)	(11,362)	(8,227)
Free cash flow	$(5,024)	$(1,746)	$(20,713)	$(22,702)
Free cash flow margin	(4.3)%	(1.6)%	(9.1)%	(11.0)%

Cornerstone OnDemand, Inc.

Investor Relations Contact:
Alexandra Geller
Cornerstone OnDemand
Phone: +1 (310) 752-1870
ageller@csod.com
or
Media Contact:
Kristy Gonzalez
Cornerstone OnDemand
Phone: +1 (310) 382-9563
kgonzalez@csod.com

Source: Cornerstone OnDemand